                                                                    Exhibit 99.2
DUQUESNE ENTERPRISES AND SUBSIDIARY COMPANIES
CONSOLIDATING INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1997
(Thousands of Dollars)


                                                                     Allegheny          Chester          Keystone
                                                   Duquesne         Development      Environmental &       Power     JLK Technology
                                                  Enterprises       Corporation        Subsidiaries       Services        Inc.
                                                  -----------       -----------     -----------------   ----------    --------------


Operating Revenues                                  $   298             $11,526              $10,892        $  0              $  0

Operating Expenses:
 Operation expense                                     (729)              7,520                8,934           0                27
 Depreciation and amortization                           36                 754                  787           0                 0
 Taxes other than income taxes                          290                 122                    0           0                 0
                                               -------------------------------------------------------------------------------------


     Total Operating Expenses                          (403)              8,396                9,721           0                27
                                               -------------------------------------------------------------------------------------


Operating Income                                        701               3,130                1,171           0               (27)
                                               -------------------------------------------------------------------------------------


Other Income                                         25,799                   0                    0           0                 0
                                               -------------------------------------------------------------------------------------


Income Before Interest and Other Charges             26,500               3,130                1,171           0               (27)
                                               -------------------------------------------------------------------------------------


Interest and Other Charges:
 Interest expense                                       499                   0                  318           0                 0
 Preferred and preference stock dividends                 0                   0                    0           0                 0
                                               -------------------------------------------------------------------------------------


Total Interest and Other Charges                        499                   0                  318           0                 0
                                               -------------------------------------------------------------------------------------


Income Before Income Taxes                           26,001               3,130                  853           0               (27)

Federal Income Taxes                                  8,203                 987                  268           0                (9)
State Income Taxes                                    2,601                 313                   89           0                 0
                                               -------------------------------------------------------------------------------------


Net Income                                          $15,197             $ 1,830              $   496        $  0             $(18)
                                               =====================================================================================


                                                                                                                      Duquesne
                                                                                                                    Enterprises &
                                                Property Ventures     On-Demand       DQE         Consolidation       Subsidiary
                                              Ltd. & Subsidiaries      Energy    Communications    Eliminations        Companies
                                              -------------------    ----------  ---------------  -------------- -------------------

Operating Revenues                                        $ 9,473        $ 23             $  0           $ (70)             $32,142

Operating Expenses:
 Operation expense                                         13,342         101               12              77               29,284
 Depreciation and amortization                              2,647           0                0               0                4,224
 Taxes other than income taxes                                453           0                0               0                  865
                                              -------------------------------------------------------------------------------------

     Total Operating Expenses                              16,442         101               12              77               34,373
                                              -------------------------------------------------------------------------------------

Operating Income                                           (6,969)        (78)             (12)           (147)              (2,231)

                                              -------------------------------------------------------------------------------------

Other Income                                                9,157           0                0               0               34,956
                                              -------------------------------------------------------------------------------------

Income Before Interest and Other Charges                    2,188         (78)             (12)           (147)              32,725
                                              -------------------------------------------------------------------------------------

Interest and Other Charges:
 Interest expense                                           1,510           0                0            (147)               2,180
 Preferred and preference stock dividends                       0           0                0               0                    0
                                              -------------------------------------------------------------------------------------

Total Interest and Other Charges                            1,510           0                0            (147)               2,180
                                              -------------------------------------------------------------------------------------

Income Before Income Taxes                                    678         (78)             (12)              0               30,545

Federal Income Taxes                                          211         (27)              (4)              0                9,629
State Income Taxes                                            (27)          0                0               0                2,976
                                              -------------------------------------------------------------------------------------

Net Income                                                $   494        $(51)            $ (8)          $   0              $17,940
                                              =====================================================================================

                                                                   Exhibit 99.2
DUQUESNE ENTERPRISES AND SUBSIDIARY COMPANIES
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1997
(THOUSANDS OF DOLLARS)



                                                                     Allegheny     Keystone
                                                      Duquesne       Development    Power    JLK Technology    Property Ventures
                                                     Enterprises     Corporation   Services       Inc.        Ltd. & Subsidiaries
                                                   -------------    ------------   --------  --------------   -------------------
Assets:
Current Assets:
Cash and Temporary Cash Investments                      $ 23,657       $     0         $0            $  0              $   150
Receivables                                                 6,153         2,420          0               0                  173
Other Current Assets                                        7,540             0          0               0                    0
                                                 -------------------------------------------------------------------------------
     Total Current Assets                                  37,350         2,420          0               0                  323

Fixed Assets:
Energy Facility                                                 0        11,121          0               0                    0
Buildings and Land                                              0             0          0               0               70,245
Office Furniture and Equipment                                224            43          0               0                   69
Accumulated Depreciation and Amortization                    (126)       (4,463)         0               0               (7,631)
                                                 -------------------------------------------------------------------------------
     Net Fixed Assets                                          98         6,701          0               0               62,683

Other Assets:
Investments in Subsidiaries                                48,398             0          0               0                    0
Other Investments                                          14,026             0          0             (31)                   0
Other Deferred Debits                                         591             3          0               0                1,227
                                                 -------------------------------------------------------------------------------
     Total Other Assets                                    63,015             3          0             (31)               1,227

Total Assets                                             $100,463       $ 9,124         $0            $(31)             $64,233
                                                 ===============================================================================


Liabilities and Stockholders' Equity:
Current Liabilities:
Notes Payable                                            $      0       $     0         $0            $  0              $     0
Current Maturities and Sinking Fund Req.                        0             0          0               0                  322
Accounts Payable                                            3,497           777          0              (9)               5,894
Accrued Liabilities                                        18,268           188          0               0                  (93)
                                                 -------------------------------------------------------------------------------
   Total Current Liabilities                               21,765           965          0              (9)               6,123

Long-Term Debt                                                  0             0          0               0                9,154

Other Liabilities                                           2,219           627          0               0                 (653)

Stockholders' Equity:
Common Stock                                                    0            96          0               0                    0
Paid-in Capital and Treasury Stock                         81,063         6,889          0               0               50,321
Retained Earnings                                          (4,584)          547          0             (22)                (712)
                                                 -------------------------------------------------------------------------------
   Total Stockholders' Equity                              76,479         7,532          0             (22)              49,609

Total Liabilities and Capitalization                     $100,463       $ 9,124         $0            $(31)             $64,233
                                                 ===============================================================================

                                                                                                 Duquesne
                                                                                              Enterprises &
                                               On-Demand         DQE        Consolidation       Subsidiary
                                                 Energy    Communications    Eliminations       Companies
                                               ----------  ---------------  --------------  ------------------
Assets:
Current Assets:
Cash and Temporary Cash Investments               $    0              $ 0        $      0            $ 23,807
Receivables                                        1,837                0          (8,922)              1,661
Other Current Assets                                 113                0               0               7,653
                                              ---------------------------------------------------------------
     Total Current Assets                          1,950                0          (8,922)             33,121

Fixed Assets:
Energy Facility                                        0                0               0              11,121
Buildings and Land                                     0                0               0              70,245
Office Furniture and Equipment                        43                0               0                 379
Accumulated Depreciation and Amortization              0                0               0             (12,220)
                                              ---------------------------------------------------------------
     Net Fixed Assets                                 43                0               0              69,525

Other Assets:
Investments in Subsidiaries                            0                0         (48,398)                  0
Other Investments                                      0                0               0              13,995
Other Deferred Debits                                 62                0             (18)              1,865
                                              ---------------------------------------------------------------
     Total Other Assets                               62                0         (48,416)             15,860

Total Assets                                      $2,055              $ 0        $(57,338)           $118,506
                                              ===============================================================


Liabilities and Stockholders' Equity:
Current Liabilities:
Notes Payable                                     $    0              $ 0        $      0            $      0
Current Maturities and Sinking Fund Req.               0                0               0                 322
Accounts Payable                                      56                8          (8,922)              1,301
Accrued Liabilities                                    0                0               0              18,363
                                              ---------------------------------------------------------------
   Total Current Liabilities                          56                8          (8,922)             19,986

Long-Term Debt                                         0                0               0               9,154

Other Liabilities                                    349                0               0               2,542

Stockholders' Equity:
Common Stock                                          46                0            (142)                  0
Paid-in Capital and Treasury Stock                 1,654                0         (58,925)             81,002
Retained Earnings                                    (50)              (8)         10,651               5,822
                                              ---------------------------------------------------------------
   Total Stockholders' Equity                      1,650               (8)        (48,416)             86,824

Total Liabilities and Capitalization              $2,055              $ 0        $(57,338)           $118,506
                                              ===============================================================